Exhibit 99.1

Ameris Bancorp Announces Financial Results For Third Quarter 2017

MOULTRIE, Ga., Oct. 19, 2017 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $20.2 million, or $0.54 per diluted share, for the quarter ended September 30, 2017, compared with $21.6 million, or $0.61 per diluted share, for the quarter ended September 30, 2016. For the year-to-date period ending September 30, 2017, the Company reported net income of $64.4 million, or $1.74 per diluted share, compared with $53.9 million, or $1.56 per diluted share, for the same period in 2016. Results for the quarter were affected by additional charges associated with Bank Secrecy Act compliance, as well as expenses from the impact of Hurricane Irma.

The Company reported adjusted operating net income of $23.6 million, or $0.63 per diluted share, for the quarter ended September 30, 2017, compared with $21.7 million, or $0.62 per diluted share, for the third quarter of 2016. The Company reported adjusted operating net income of $68.7 million, or $1.86 per diluted share, for the nine months ended September 30, 2017, compared with $58.4 million, or $1.69 per diluted share, for the same period of 2016. Adjusted operating net income excludes certain after-tax costs associated with compliance-resolution charges, expenses resulting from Hurricane Irma and acquisitions and sales of premises, as shown in the following summary of the adjustments between reported net income and adjusted operating net income:

	Three Months Ended		Nine Months Ended
Adjusted Operating Net Income Reconciliation	September 2017	September 2016	September 2017	September 2016

Net income available to common shareholders	$ 20,158	$ 21,557	$ 64,398	$ 53,923

Merger and conversion charges	92	-	494	6,359
Certain compliance-resolution expenses	4,729	-	4,729	-
Financial impact of Hurricane Irma	410	-	410	-
Losses (gains) on the sale of premises	91	238	956	562
Tax effect of management-adjusted charges	(1,863)	(83)	(2,306)	(2,422)
Plus: After tax management-adjusted charges	3,459	155	4,283	4,499
Adjusted Operating Net income	23,617	21,712	68,681	58,422

Reported net income per diluted share:	$ 0.54	$ 0.61	$ 1.74	$ 1.56
Adjusted operating net income per diluted share:	$ 0.63	$ 0.62	$ 1.86	$ 1.69

Reported return on average assets	1.07%	1.35%	1.20%	1.19%
Adjusted operating return on average assets	1.26%	1.36%	1.28%	1.29%

Commenting on the Company's quarterly results, Edwin W. Hortman, Jr., the Company's President and Chief Executive Officer, said, "During the quarter, we incurred a substantial amount of expense to resolve BSA compliance issues in an accelerated fashion. Excluding this expense, our operating results were strong. Our margin, excluding accretion income, expanded by approximately three basis points, we had core loan growth of almost $313 million, or 24% annualized, and our average deposits were 12% higher in the current quarter than a year ago."

Highlights of the Company's performance and results for the third quarter of 2017 include the following:

  Adjusted operating return on average assets of 1.26% and adjusted return on average tangible equity of 14.28%
  Organic loan growth of $312.9 million for the quarter, reflecting an annualized growth rate of 24.3%
  Excluding accretion, increases in net interest margin of 3 bps to 3.80% in the third quarter of 2017, from 3.77% in the second quarter of 2017 and 5 bps improvement from 3.75% in the third quarter of 2016
  Growth in average deposits during the third quarter of 2017 to $5.84 billion, an increase of 11.8%, or $615.9 million, over the same period in 2016
  9.2% increase in total revenue, to $93.9 million, in the third quarter of 2017, compared with total revenue of $85.9 million in the third quarter of 2016
  Increase in tangible book value per share to $17.78, compared with $17.24 per share at June 30, 2017
  Adjusted operating efficiency ratio, on a tax-equivalent basis, essentially flat at 61.09% in the third quarter of 2017
  Steady capital ratios despite strong growth rates, with tangible common equity to tangible assets equal to 8.81% at September 30, 2017, compared with 8.84% at June 30, 2017

Net Interest Income and Net Interest Margin
The Company's net interest margin, excluding the effect of accretion, improved during the quarter to 3.80%, compared with 3.77% in the second quarter of 2017. Compared with the same quarter in 2016, net interest margin has improved by five basis points while average earning assets grew $1.11 billion over this period.

Net interest income (taxable equivalent) for the third quarter of 2017 totaled $68.7 million, an increase of $10.6 million, or 18.3%, compared with $58.0 million reported for the third quarter of 2016. Accretion income in the current quarter decreased to $2.7 million, compared with $2.9 million in the second quarter of 2017 and $3.6 million in the third quarter of 2016. Higher levels of net interest income resulted mostly from growth in average loans outstanding of approximately $1.09 billion since the third quarter of 2016. Average balances of short-term assets and investments, as a percentage of average earning assets, decreased to 14.1% for the current quarter, from 16.4% for the same quarter in 2016. At the current quarter's end, loans outstanding represented 86.1% of total earning assets, compared with 83.9% at September 30, 2016.

Interest income on a tax-equivalent basis increased to $78.1 million in the third quarter of 2017, an increase of $15.0 million, or 23.7%, from the same quarter in 2016. Yields on total earning assets moved higher during the quarter to 4.50%, compared with 4.45% for the second quarter of 2017 and 4.35% for the third quarter of 2016. Yields on all loans, excluding the effect of accretion, increased to 4.65% in the current quarter of 2017, compared with 4.59% in the second quarter of 2017 and 4.49% in the third quarter of 2016. Loan production in the banking division during the third quarter of 2017 totaled $463.7 million, with weighted average yields of 4.77%, compared with $527.8 million and 4.56%, respectively, in the second quarter of 2017 and $568.3 million and 4.14%, respectively, in the third quarter of 2016. Loan production in the lines of business (to include retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $1.6 billion during the third quarter of 2017.

Interest expense during the current quarter of 2017 increased to $9.5 million, compared with $5.1 million in the same quarter in 2016. The Company's cost of funds increased slightly to 0.57% in the third quarter of 2017 as compared with 0.52% in the second quarter of 2017. The cost of deposits increased to 0.35% in the third quarter of 2017, compared with 0.32% in the second quarter of 2017. Interest expense on non-deposit borrowings increased during the quarter to $4.3 million, compared with $3.7 million in the second quarter of 2017. Overall costs on these funding sources decreased from a rate standpoint over the quarter, but the Company's use of these sources has increased from 10.6% of total funding in the second quarter of 2017 to 11.9% in the third quarter of 2017. Management is comfortable with the current level of non-deposit borrowings, particularly in light of an accelerating pace of deposit growth and the shorter incremental duration of the loan portfolio in certain specialty lines of business.

Non-interest Income
Non-interest income in the third quarter of 2017 was $27.0 million, a decrease from the $28.9 million reported in the third quarter of 2016. Service charges in the third quarter of 2017 were $10.5 million, a decrease of $823,000, or 7.3%, compared with the same quarter in 2016. Service charge-related revenues on commercial and consumer accounts increased, while NSF fee income continued to decline.

Revenue from the Company's retail mortgage operations was $16.5 million, an increase of 4.4% compared with the same quarter in 2016, but flat compared with the second quarter of 2017. Net income for the Company's retail mortgage division increased 6.9% during the third quarter of 2017 to $3.0 million, compared with $2.8 million in the third quarter of 2016. However, profitability for the retail mortgage division in the third quarter declined compared with the second quarter of 2017 due to increased compensation costs and recruiting costs associated with hiring 15 additional mortgage production officers during the quarter. Total retail production during the current quarter was $401.7 million, compared with $410.8 million in the third quarter of 2016. Spreads (gain on sale) on the Company's production decreased to 3.30% in the current quarter, compared with 3.69% in the same quarter of 2016. Open pipelines at the end of the quarter were $158.4 million, compared with $174.3 million at the beginning of the third quarter of 2017 and $145.4 million at the end of the third quarter of 2016.

Net income for the Company's warehouse lending division decreased during the quarter, from $1.4 million in the third quarter of 2016 to $1.1 million in the third quarter of 2017. Loan production decreased from $1.1 billion in the third quarter of 2016 to approximately $957.3 million in the current quarter. The decline in profitability is attributable to an increase of $121,000 in the division's provision for loan loss expense and $262,000 of additional cost of funds allocated to the division.

Revenues from the Company's SBA division were $2.1 million during the third quarter of both 2017 and 2016. However, primarily due to reduced provision for loan loss expense, net income for the division increased 9.7% from $668,000 for the third quarter of 2016 to $734,000 for the third quarter of 2017.

Revenues from the Company's premium finance division were strong, increasing 49.6% (annualized) to $6.5 million in the third quarter of 2017. Growth in the premium finance division's outstanding balances as well as quarterly production have exceeded management's expectations and contributed to the division's net income for the current quarter of $1.8 million. The Company continues to recruit sales officers and support staff to support the division and believes that these attractive growth rates can be sustained into 2018 and 2019.

Non-interest Expense
During the third quarter of 2017, the Company recorded $5.3 million of management adjusted non-operating expenses, most of which were centered in an additional $4.7 million of compliance-related charges and $410,000 of hurricane-related charges, compared with an aggregate of $238,000 for similar expenses recorded in the third quarter of 2016. Excluding these charges, operating expenses increased approximately $5.4 million, to $58.4 million, from $53.0 million in the third quarter of 2016. The additional compliance-related charges resulted from the completion of certain look-back procedures that were required by the FDIC for the Company's compliance with its consent order relating to Bank Secrecy Act matters.

Expenses associated with the Company's new division, US Premium Finance, were $3.6 million in the third quarter of 2017 and represented the majority of the total increase in operating expenses against the same quarter of 2016. Additionally, the Company incurred approximately $488,000 of operating expenses related to the new equipment finance line of business and approximately $1 million of recurring operating expenses (compensation and consulting charges) associated with the expanded staffing and processes in BSA.

Salaries and benefits increased by $4.6 million, or 16.4%, to $32.6 million in the current quarter of 2017, compared with $28.0 million in the third quarter of 2016. Increases in salaries and benefits from the third quarter of 2016 to the third quarter of 2017 relating to the Company's ongoing Bank Secrecy Act compliance efforts, expenses associated with the addition of the premium finance division and expenses resulting from the addition of the equipment finance line of business were $1.1 million, $1.3 million and $421,000, respectively. Higher incentive accruals for the Company's production staff, as well as increased commissions in the mortgage and SBA divisions, accounted for the remaining increase in compensation costs.

Occupancy costs were flat at approximately $6.0 million during the current quarter of 2017 compared with the same quarter in 2016. Tighter controls on expenses were the principal drivers of minimal increases in these costs. Data processing and telecommunications costs remained stable, at approximately $7.0 million, compared with the second quarter of 2017, but increased by 14.0% compared with the third quarter of 2016.

Total credit costs (provision and non-provision credit resolution-related costs) totaled $3.1 million in the third quarter of 2017, compared with $2.3 million in the same quarter in 2016 and $2.8 million in the second quarter of 2017.

Balance Sheet Trends
Total assets at September 30, 2017 were $7.65 billion, compared with $6.89 billion at December 31, 2016 and $7.40 billion at June 30, 2017.

Loans, including loans held for sale, totaled $6.09 billion at September 30, 2017, compared with $5.37 billion at December 31, 2016 and $5.82 billion at June 30, 2017. During the quarter, growth in core loans (legacy and purchased non-covered loans) increased by $312.9 million, or 24.3%, on an annualized basis. Growth in core loans (legacy and purchased non-covered loans) for the year-to-date period in 2017 totaled $802.8 million, or 23.1% on an annualized basis, compared with $534.6 million, or an annualized growth rate of 22.4%, for the same period in 2016. The Company's efforts to manage a diversified loan portfolio have resulted in concentration levels that are solidly below the regulatory guidance. Loans held for sale, which includes both residential mortgage and SBA-guaranteed loans, decreased $9.4 million during the third quarter of 2017.

Loan production and growth associated with the new premium finance division continue to meet forecasted levels. Loans outstanding for the division grew $11.3 million, or 9.5% annualized, from $476.6 million at the end of the second quarter of 2017 to $487.9 million at the end of the third quarter of 2017.

Lending activity in the Company's new equipment finance line of business, which provides financing for heavy equipment in the manufacturing, transportation and construction sectors, increased during the third quarter of 2017, resulting in outstanding balances of $49.4 million at the end of the quarter, compared with $15.9 million at the end of the second quarter of 2017. The line of business finished the quarter with approved and unfunded credit totaling $92.2 million, with an additional active pipeline of $90.3 million. Management expects additional approvals through the remainder of the year and that usage on approved lines will increase and support the Company's overall growth goals for the remainder of 2017 and into early 2018.

Investment securities at the end of the third quarter of 2017 were $867.6 million, or 12.3% of earning assets, compared with $852.2 million, or 13.5% of earning assets, at December 31, 2016.

At September 30, 2017, total deposits amounted to $5.90 billion, or 86.7% of total funding, compared with $5.58 billion and 89.8%, respectively, at December 31, 2016. Non-interest bearing deposits at the end of the current quarter were $1.72 billion, or 29.1% of total deposits, compared with $1.57 billion, or 28.2%, at December 31, 2016. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $3.21 billion at September 30, 2017, compared with $3.17 billion at the end of 2016. These funds represented 54.4% of the Company's total deposits at September 30, 2017, compared with 56.9% at the end of 2016.

Shareholders' equity at September 30, 2017 totaled $801.9 million, compared with $646.4 million at December 31, 2016. The increase in shareholders' equity was the result of the issuance of shares of common stock in the Company's public offering in the first quarter of 2017, plus earnings of $64.4 million during the first nine months of 2017. Tangible book value per share at September 30, 2017 was $17.78, up 23.3% from $14.42 at the end of 2016. Tangible common equity as a percentage of tangible assets was 8.81% at the end of the third quarter of 2017, compared with 7.46% at the end of 2016.

Conference Call
The Company will host a conference call at 10:00 a.m. EDT today (October 19, 2017) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available beginning one hour after the end of the conference call until November 2, 2017. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10112464. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 97 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016

EARNINGS

Net Income	$ 20,158	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 64,398	$ 53,923

Adjusted Operating Net Income	$ 23,617	$ 23,458	$ 21,606	$ 22,205	$ 21,712	$ 68,681	$ 58,422

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$ 0.54	$ 0.62	$ 0.59	$ 0.52	$ 0.62	$ 1.76	$ 1.58
Diluted	$ 0.54	$ 0.62	$ 0.59	$ 0.52	$ 0.61	$ 1.74	$ 1.56
Operating Diluted EPS	$ 0.63	$ 0.63	$ 0.60	$ 0.63	$ 0.62	$ 1.86	$ 1.69
Cash Dividends per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.30	$ 0.20
Book value per share (period end)	$ 21.54	$ 21.03	$ 20.42	$ 18.51	$ 18.42	$ 21.54	$ 18.42
Tangible book value per share (period end)	$ 17.78	$ 17.24	$ 16.60	$ 14.42	$ 14.38	$ 17.78	$ 14.38
Weighted average number of shares:
Basic	37,225,418	37,162,810	35,664,420	34,915,459	34,869,747	36,689,934	34,155,556
Diluted	37,552,667	37,489,348	36,040,240	35,293,035	35,194,739	37,017,486	34,470,101
Period-end number of shares	37,231,049	37,222,904	37,128,714	34,921,474	34,891,304	37,231,049	34,891,304
Market data:
High intraday price	$ 51.28	$ 49.80	$ 49.50	$ 47.70	$ 36.20	$ 51.28	$ 36.20
Low intraday price	$ 41.05	$ 42.60	$ 41.60	$ 34.61	$ 28.90	$ 41.05	$ 24.96
Period end closing price	$ 48.00	$ 48.20	$ 46.10	$ 43.60	$ 34.95	$ 48.00	$ 34.95
Average daily volume	168,911	169,617	242,982	191,894	166,841	193,555	211,351

PERFORMANCE RATIOS
Return on average assets	1.07%	1.29%	1.24%	1.10%	1.35%	1.20%	1.19%
Return on average common equity	10.04%	11.95%	12.33%	11.06%	13.39%	11.39%	12.01%
Earning asset yield (TE)	4.50%	4.45%	4.38%	4.34%	4.35%	4.44%	4.35%
Total cost of funds	0.57%	0.52%	0.42%	0.38%	0.36%	0.51%	0.35%
Net interest margin (TE)	3.95%	3.95%	3.97%	3.95%	3.99%	3.96%	4.01%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	25.68%	27.81%	27.27%	27.32%	31.36%	26.90%	31.29%
Efficiency ratio	67.94%	61.02%	61.52%	67.05%	61.91%	63.57%	66.15%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	10.48%	10.58%	10.69%	9.38%	9.90%	10.48%	9.90%
Tangible common equity to tangible assets	8.81%	8.84%	8.86%	7.46%	7.90%	8.81%	7.90%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.81%	8.84%	8.86%	7.46%	7.90%	8.81%	7.90%
Effect of goodwill and other intangibles	1.67%	1.74%	1.82%	1.92%	2.00%	1.67%	2.00%
Equity to assets (GAAP)	10.48%	10.58%	10.69%	9.38%	9.90%	10.48%	9.90%

OTHER PERIOD-END DATA
Banking Division FTE	1,080	1,082	1,039	1,014	987	1,080	987
Retail Mortgage Division FTE	272	268	252	254	254	272	254
Warehouse Lending Division FTE	8	8	8	9	5	8	5
SBA Division FTE	23	23	20	21	24	23	24
Premium Finance Division FTE	62	56	50	-	-	62	-
Total Ameris Bancorp FTE Headcount	1,445	1,437	1,369	1,298	1,270	1,445	1,270

Assets per Banking Division FTE	$ 7,083	$ 6,837	$ 6,829	$ 6,797	$ 6,579	$ 7,083	$ 6,579
Branch locations	97	97	97	97	99	97	99
Deposits per branch location	$ 60,778	$ 59,726	$ 58,169	$ 57,476	$ 53,597	$ 60,778	$ 53,597

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016

INCOME STATEMENT

Interest income
Interest and fees on loans	$ 70,462	$ 65,464	$ 61,521	$ 57,982	$ 57,322	$ 197,447	$ 160,677
Interest on taxable securities	5,062	5,195	4,800	4,348	4,336	15,057	13,476
Interest on nontaxable securities	392	401	416	425	397	1,209	1,297
Interest on deposits in other banks	406	351	313	193	147	1,070	634
Interest on federal funds sold	-	-	-	8	8	-	25
Total interest income	76,322	71,411	67,050	62,956	62,210	214,783	176,109

Interest expense
Interest on deposits	$ 5,136	$ 4,580	$ 3,763	$ 3,680	$ 3,074	$ 13,479	$ 8,730
Interest on other borrowings	4,331	3,674	2,697	1,997	2,069	10,702	5,287
Total interest expense	9,467	8,254	6,460	5,677	5,143	24,181	14,017

Net interest income	66,855	63,157	60,590	57,279	57,067	190,602	162,092

Provision for loan losses	1,787	2,205	1,836	1,710	811	5,828	2,381

Net interest income after provision for loan losses	$ 65,068	$ 60,952	$ 58,754	$ 55,569	$ 56,256	$ 184,774	$ 159,711

Noninterest income
Service charges on deposit accounts	$ 10,535	$ 10,616	$ 10,563	$ 11,036	$ 11,358	$ 31,714	$ 31,709
Mortgage banking activity	13,340	13,943	11,215	9,878	14,067	38,498	38,420
Other service charges, commissions and fees	699	729	709	706	791	2,137	2,869
Gain(loss) on sale of securities	-	37	-	-	-	37	94
Other non-interest income	2,425	2,864	3,219	2,652	2,648	8,508	8,437
Total noninterest income	26,999	28,189	25,706	24,272	28,864	80,894	81,529

Noninterest expense
Salaries and employee benefits	32,583	29,132	27,794	25,137	27,982	89,509	81,700
Occupancy and equipment expenses	6,036	6,146	5,877	6,337	5,989	18,059	18,060
Data processing and telecommunications expenses	7,050	7,028	6,572	6,244	6,185	20,650	18,347
Credit resolution related expenses (1)	1,347	599	933	1,083	1,526	2,879	5,089
Advertising and marketing expenses	1,247	1,259	1,106	1,273	1,249	3,612	2,908
Amortization of intangible assets	941	1,013	1,036	1,044	993	2,990	3,332
Merger and conversion charges	92	-	402	17	-	494	6,359
Other non-interest expenses	14,471	10,562	9,373	13,542	9,275	34,406	25,363
Total noninterest expense	63,767	55,739	53,093	54,677	53,199	172,599	161,158

Income before income taxes	$ 28,300	$ 33,402	$ 31,367	$ 25,164	$ 31,921	$ 93,069	$ 80,082

Income tax expense	8,142	10,315	10,214	6,987	10,364	28,671	26,159

Net income	$ 20,158	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 64,398	$ 53,923

Diluted earnings available to common shareholders	0.54	0.62	0.59	0.52	0.61	1.74	1.56

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2017	2017	2017	2016	2016

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$ 131,071	$ 139,500	$ 127,164	$ 127,164	$ 123,270
Federal funds sold and interest bearing deposits in banks	112,844	137,811	232,045	71,221	90,801
Investment securities available for sale, at fair value	819,593	818,693	830,765	822,735	838,124
Other investments	47,977	42,495	35,950	29,464	24,578
Loans held for sale	137,392	146,766	105,637	105,924	126,263

Loans, net of unearned income	4,574,678	4,230,228	3,785,480	3,626,821	3,091,039
Purchased loans (excluding loan pools)	917,126	950,499	1,006,935	1,069,191	1,129,381
Purchased loan pools	465,218	490,114	529,099	568,314	624,886
Less allowance for loan losses	(25,966)	(25,101)	(25,250)	(23,920)	(22,963)
Loans, net	5,931,056	5,645,740	5,296,264	5,240,406	4,822,343

Other real estate owned	9,391	11,483	10,466	10,874	10,392
Purchased other real estate owned	9,946	11,330	11,668	12,540	15,126
Total other real estate owned	19,337	22,813	22,134	23,414	25,518

Premises and equipment, net	119,458	121,108	121,610	121,217	122,191
Goodwill	125,532	125,532	125,532	125,532	122,545
Other intangibles, net	14,437	15,378	16,391	17,428	18,472
Deferred income taxes, net	39,365	41,124	41,505	40,776	37,626
Cash value of bank owned life insurance	79,241	78,834	78,442	78,053	77,637
Other assets	72,517	62,064	61,417	88,697	64,127
Total assets	$ 7,649,820	$ 7,397,858	$ 7,094,856	$ 6,892,031	$ 6,493,495

Liabilities
Deposits:
Noninterest-bearing	$ 1,718,022	$ 1,672,918	$ 1,654,723	$ 1,573,389	$ 1,563,316
Interest-bearing	4,177,482	4,120,479	3,987,646	4,001,774	3,742,782
Total deposits	5,895,504	5,793,397	5,642,369	5,575,163	5,306,098
Federal funds purchased & securities sold under
agreements to repurchase	14,156	18,400	40,415	53,505	42,647
Other borrowings	808,572	679,591	525,669	492,321	373,461
Subordinated deferrable interest debentures	85,220	84,889	84,559	84,228	83,898
Other liabilities	44,447	38,899	43,628	40,377	44,808
Total liabilities	6,847,899	6,615,176	6,336,640	6,245,594	5,850,912

Shareholders' equity
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	38,706	38,698	38,603	36,378	36,348
Capital surplus	506,779	505,803	503,543	410,276	409,630
Retained earnings	267,694	251,259	231,894	214,454	199,769
Accumulated other comprehensive income (loss)	3,241	1,421	(1,209)	(1,058)	10,449
Less treasury stock	(14,499)	(14,499)	(14,615)	(13,613)	(13,613)
Total shareholders' equity	801,921	782,682	758,216	646,437	642,583
Total liabilities and shareholders' equity	$ 7,649,820	$ 7,397,858	$ 7,094,856	$ 6,892,031	$ 6,493,495

Other Data
Earning Assets	7,074,828	6,816,606	6,525,911	6,293,670	5,925,072
Intangible Assets	139,969	140,910	141,923	142,960	141,017
Interest Bearing Liabilities	5,085,430	4,903,359	4,638,289	4,631,828	4,242,788
Average Assets	7,461,367	7,152,024	6,915,965	6,573,344	6,330,350
Average Common Stockholders' Equity	796,856	774,664	695,830	653,991	640,382

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$ 25,101	$ 25,250	$ 23,920	$ 22,963	$ 21,734	$ 23,920	$ 21,062

Provision for loan loss	1,787	2,205	1,836	1,710	811	5,828	2,381

Charge-offs	2,443	3,284	1,102	1,686	1,451	6,829	4,641
Recoveries	1,521	930	596	933	1,869	3,047	4,161
Net charge-offs (recoveries)	922	2,354	506	753	(418)	3,782	480

Ending balance	$ 25,966	$ 25,101	$ 25,250	$ 23,920	$ 22,963	$ 25,966	$ 22,963

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$ 1,091	$ 701	$ 104	$ 726	$ 326	$ 1,896	$ 1,273
Real estate - residential	852	963	216	239	292	2,031	883
Real estate - commercial & farmland	18	386	9	-	-	413	708
Real estate - construction & development	1	41	53	264	60	95	324
Consumer installment	320	438	164	159	74	922	192
Purchased loans (excluding loan pools)	161	755	556	298	699	1,472	1,261
Purchased loan pools	-	-	-	-	-	-	-
Total charge-offs	2,443	3,284	1,102	1,686	1,451	6,829	4,641

Recoveries
Commercial, financial & agricultural	409	221	69	121	119	699	279
Real estate - residential	56	73	61	23	40	190	368
Real estate - commercial & farmland	26	121	9	78	13	156	191
Real estate - construction & development	126	98	20	16	131	244	474
Consumer installment	17	44	17	8	78	78	119
Purchased loans (excluding loan pools)	887	373	420	687	1,488	1,680	2,730
Purchased loan pools	-	-	-	-	-	-	-
Total recoveries	1,521	930	596	933	1,869	3,047	4,161

Net charge-offs (recoveries)	$ 922	$ 2,354	$ 506	$ 753	$ (418)	$ 3,782	$ 480

Non-accrual loans (excluding purchased loans)	15,325	17,083	18,281	18,114	16,379	15,325	16,379
Non-accrual purchased loans	19,049	17,357	23,606	22,966	23,827	19,049	23,827
Non-accrual purchased loan pools	915	918	-	-	864	915	864
Foreclosed assets (excluding purchased assets)	9,391	11,483	10,466	10,874	10,392	9,391	10,392
Purchased other real estate owned	9,946	11,330	11,668	12,540	15,126	9,946	15,126
Accruing loans delinquent 90 days or more (excluding purchased loans)	2,941	1,784	933	-	-	2,941	-
Accruing purchased loans delinquent 90 days or more	-	147	-	-	-	-	-
Total non-performing assets	57,567	60,102	64,954	64,494	66,588	57,567	66,588

Non-performing assets as a percent of total assets	0.75%	0.81%	0.92%	0.94%	1.03%	0.75%	1.03%
Net charge offs as a percent of average loans (annualized)	0.06%	0.17%	0.04%	0.06%	-0.04%	0.09%	0.01%
Net charge offs, excluding purchased loans as a percent of average loans (annualized)	0.15%	0.20%	0.04%	0.14%	0.05%	0.13%	0.10%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept.	Jun.	Mar.	Dec.	Sept.
Loans by Type	2017	2017	2017	2016	2016
Commercial, financial & agricultural	$ 1,307,209	$ 1,218,633	$ 1,061,599	$ 967,138	$ 625,947
Real estate - construction & development	550,189	486,858	415,029	363,045	328,308
Real estate - commercial & farmland	1,558,882	1,519,002	1,458,110	1,406,219	1,297,582
Real estate - residential	969,289	857,069	726,795	781,018	766,933
Consumer installment	183,314	147,505	115,919	96,915	68,305
Other	5,795	1,161	8,028	12,486	3,964
Total Legacy (excluding purchased loans)	$ 4,574,678	$ 4,230,228	$ 3,785,480	$ 3,626,821	$ 3,091,039

Commercial, financial & agricultural	$ 80,895	$ 87,612	$ 89,897	$ 96,537	$ 100,426
Real estate - construction & development	68,583	73,567	82,378	81,368	89,319
Real estate - commercial & farmland	500,169	510,312	538,046	576,355	604,076
Real estate - residential	264,312	275,504	292,911	310,277	330,626
Consumer installment	3,167	3,504	3,703	4,654	4,934
Total Purchased loans (net of discounts)	$ 917,126	$ 950,499	$ 1,006,935	$ 1,069,191	$ 1,129,381

Commercial, financial & agricultural	$ -	$ -	$ -	$ -	$ -
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	465,218	490,114	529,099	568,314	624,886
Consumer installment	-	-	-	-	-
Total Purchased loan pools	$ 465,218	$ 490,114	$ 529,099	$ 568,314	$ 624,886

Total Loan Portfolio:
Commercial, financial & agricultural	$ 1,388,104	$ 1,306,245	$ 1,151,496	$ 1,063,675	$ 726,373
Real estate - construction & development	618,772	560,425	497,407	444,413	417,627
Real estate - commercial & farmland	2,059,051	2,029,314	1,996,156	1,982,574	1,901,658
Real estate - residential	1,698,819	1,622,687	1,548,805	1,659,609	1,722,445
Consumer installment	186,481	151,009	119,622	101,569	73,239
Other	5,795	1,161	8,028	12,486	3,964
Total Loans	$ 5,957,022	$ 5,670,841	$ 5,321,514	$ 5,264,326	$ 4,845,306

Troubled Debt Restructurings, excluding purchased loans:
Accruing loan types:
Commercial, financial & agricultural	$ 44	$ 40	$ 42	$ 47	$ 53
Real estate - construction & development	424	429	435	686	691
Real estate - commercial & farmland	4,769	4,859	3,944	4,119	5,535
Real estate - residential	7,209	6,829	9,220	9,340	7,713
Consumer installment	6	12	18	17	21
Total Accruing TDRs	$ 12,452	$ 12,169	$ 13,659	$ 14,209	$ 14,013

Non-accruing loan types:
Commercial, financial & agricultural	$ 129	$ 136	$ 142	$ 114	$ 112
Real estate - construction & development	34	34	34	35	35
Real estate - commercial & farmland	209	192	1,617	2,970	2,015
Real estate - residential	1,212	1,975	998	738	849
Consumer installment	130	133	129	130	120
Total Non-accrual TDRs	$ 1,714	$ 2,470	$ 2,920	$ 3,987	$ 3,131

Total Troubled Debt Restructurings	$ 14,166	$ 14,639	$ 16,579	$ 18,196	$ 17,144

The following table presents the loan portfolio by risk grade, excluding purchased loans:
Grade 10 - Prime credit	$ 510,262	$ 490,514	$ 420,814	$ 414,564	$ 398,781
Grade 15 - Good credit	692,217	631,141	587,180	539,147	190,389
Grade 20 - Satisfactory credit	2,003,173	1,875,308	1,718,749	1,669,998	1,608,265
Grade 23 - Performing, under-collateralized credit	14,977	15,386	20,889	23,186	22,763
Grade 25 - Minimum acceptable credit	1,277,969	1,147,786	958,623	907,588	797,148
Grade 30 - Other asset especially mentioned	36,143	32,871	37,298	29,172	31,764
Grade 40 - Substandard	39,930	37,116	41,821	43,067	41,929
Grade 50 - Doubtful	7	106	106	99	-
Grade 60 - Loss	-	-	-	-	-
Total	$ 4,574,678	$ 4,230,228	$ 3,785,480	$ 3,626,821	$ 3,091,039

The following table presents the purchased loan portfolio by risk grade:
Grade 10 - Prime credit	$ 4,039	$ 5,959	$ 6,017	$ 6,536	$ 6,543
Grade 15 - Good credit	107,097	39,391	38,179	40,786	42,257
Grade 20 - Satisfactory credit	275,855	327,449	365,434	334,353	341,544
Grade 23 - Performing, under-collateralized credit	19,859	22,058	22,081	27,475	31,841
Grade 25 - Minimum acceptable credit	411,776	459,903	476,954	569,026	604,272
Grade 30 - Other asset especially mentioned	50,696	41,869	43,450	35,032	50,691
Grade 40 - Substandard	47,804	53,870	54,820	55,983	52,233
Grade 50 - Doubtful	-	-	-	-	-
Grade 60 - Loss	-	-	-	-	-
Total	$ 917,126	$ 950,499	$ 1,006,935	$ 1,069,191	$ 1,129,381

The following table presents the purchased loan pools by risk grade:
Grade 20 - Satisfactory credit	$ 464,303	$ 489,196	$ 528,181	$ 567,389	$ 624,022
Grade 40 - Substandard	915	918	918	925	864
Total	$ 465,218	$ 490,114	$ 529,099	$ 568,314	$ 624,886

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016

AVERAGE BALANCES

Federal funds sold	$ -	$ -	$ -	$ 5,261	$ 5,500	$ -	$ 6,293
Interest bearing deposits in banks	109,266	121,810	147,385	122,538	85,051	126,014	127,767
Investment securities - taxable	760,907	766,375	759,850	770,373	767,421	762,381	756,378
Investment securities - nontaxable	60,862	63,210	65,374	66,566	68,325	63,132	68,935
Other investments	42,687	37,375	37,392	19,732	21,687	39,171	15,375
Loans held for sale	126,798	110,933	77,617	102,926	105,859	105,296	96,340
Loans	4,379,082	3,994,213	3,678,149	3,145,714	2,897,771	4,018,597	2,642,498
Purchased loans (excluding loan pools)	937,595	973,521	1,034,983	1,101,907	1,199,175	982,033	1,147,821
Purchased loan pools	475,742	516,949	547,057	590,617	629,666	513,750	629,118
Total Earning Assets	$ 6,892,939	$ 6,584,386	$ 6,347,807	$ 5,925,634	$ 5,780,455	$ 6,610,374	$ 5,490,525

Noninterest bearing deposits	$ 1,654,467	$ 1,615,001	$ 1,604,495	$ 1,592,073	$ 1,546,211	$ 1,624,837	$ 1,490,152
NOW accounts	1,201,151	1,154,364	1,169,567	1,253,849	1,085,828	1,175,143	1,103,385
MMDA	1,682,306	1,621,487	1,486,972	1,435,958	1,435,151	1,597,637	1,375,835
Savings accounts	278,991	278,666	268,741	262,782	266,344	275,504	261,148
Retail CDs < $100,000	437,641	441,556	444,195	445,132	431,570	441,107	434,898
Retail CDs > $100,000	582,598	560,320	517,354	497,113	451,115	553,663	433,607
Brokered CDs	-	-	-	3,750	5,000	-	3,704
Total Deposits	5,837,154	5,671,394	5,491,324	5,490,657	5,221,219	5,667,891	5,102,729

Federal funds purchased and securities sold
under agreements to repurchase	19,414	27,088	42,589	44,000	37,305	$ 29,612	$ 44,433
FHLB advances	608,413	483,583	525,583	222,426	265,202	539,496	126,855
Other borrowings	75,590	75,625	47,738	38,728	49,345	66,420	47,809
Subordinated deferrable interest debentures	85,040	84,710	84,379	84,050	83,719	84,712	79,912
Total Non-Deposit Funding	788,457	671,006	700,289	389,204	435,571	720,240	299,009

Total Funding	$ 6,625,611	$ 6,342,400	$ 6,191,613	$ 5,879,861	$ 5,656,790	$ 6,388,131	$ 5,401,738

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$ -	$ -	$ -	$ 8	$ 8	$ -	$ 25
Interest bearing deposits in banks	406	351	313	193	147	1,070	634
Investment securities - taxable	5,062	5,195	4,800	4,348	4,336	15,057	13,476
Investment securities - nontaxable (TE)	603	617	640	654	536	1,860	1,751
Loans held for sale	1,131	1,058	653	989	826	2,842	2,402
Loans (TE)	53,383	47,255	43,157	37,418	33,672	143,796	93,887
Purchased loans (excluding loan pools)	14,058	14,765	15,173	17,015	19,296	43,996	53,348
Purchased loan pools	3,491	3,786	3,832	3,950	4,346	11,109	13,220
Total Earning Assets	$ 78,135	$ 73,027	$ 68,568	$ 64,575	$ 63,167	$ 219,730	$ 178,743

Accretion Income (included above)	2,725	2,896	2,810	3,370	3,604	8,431	10,742

INTEREST EXPENSE
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	600	520	497	613	433	1,617	1,340
MMDA	2,316	2,008	1,538	1,405	1,241	5,862	3,449
Savings accounts	47	45	43	44	45	135	133
Retail CDs < $100,000	684	636	562	553	493	1,882	1,481
Retail CDs > $100,000	1,489	1,371	1,123	1,060	854	3,983	2,309
Brokered CDs	-	-	-	6	8	0	18
Total Deposits	5,136	4,580	3,763	3,681	3,074	13,479	8,730

Federal funds purchased and securities sold
under agreements to repurchase	11	13	20	21	18	44	77
FHLB advances	1,849	1,238	907	328	393	3,994	571
Other borrowings	1,183	1,158	559	432	479	2,900	1,333
Subordinated deferrable interest debentures	1,288	1,265	1,211	1,216	1,179	3,764	3,306
Total Non-Deposit Funding	4,331	3,674	2,697	1,997	2,069	10,702	5,287

Total Funding	$ 9,467	$ 8,254	$ 6,460	$ 5,678	$ 5,143	$ 24,181	$ 14,017

Net Interest Income (TE)	$ 68,668	$ 64,773	$ 62,108	$ 58,897	$ 58,024	$ 195,549	$ 164,726

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2017	2017	2017	2016	2016	2017	2016
YIELDS (1)

Federal funds sold	0.00%	0.00%	0.00%	0.60%	0.58%	0.00%	0.53%
Interest bearing deposits in banks	1.47%	1.16%	0.86%	0.63%	0.69%	1.14%	0.66%
Investment securities - taxable	2.64%	2.72%	2.56%	2.25%	2.25%	2.64%	2.38%
Investment securities - nontaxable	3.93%	3.91%	3.97%	3.91%	3.12%	3.94%	3.39%
Loans held for sale	3.54%	3.83%	3.41%	3.82%	3.10%	3.61%	3.33%
Loans	4.84%	4.75%	4.76%	4.73%	4.62%	4.78%	4.75%
Purchased loans (excluding loan pools)	5.95%	6.08%	5.95%	6.14%	6.40%	5.99%	6.21%
Purchased loan pools	2.91%	2.94%	2.84%	2.66%	2.75%	2.89%	2.81%
Total Earning Assets	4.50%	4.45%	4.38%	4.34%	4.35%	4.44%	4.35%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.20%	0.18%	0.17%	0.19%	0.16%	0.18%	0.16%
MMDA	0.55%	0.50%	0.42%	0.39%	0.34%	0.49%	0.33%
Savings accounts	0.07%	0.06%	0.06%	0.07%	0.07%	0.07%	0.07%
Retail CDs < $100,000	0.62%	0.58%	0.51%	0.49%	0.45%	0.57%	0.45%
Retail CDs > $100,000	1.01%	0.98%	0.88%	0.85%	0.75%	0.96%	0.71%
Brokered CDs	0.00%	0.00%	0.00%	0.64%	0.64%	0.00%	0.65%
Total Deposits	0.35%	0.32%	0.28%	0.27%	0.23%	0.32%	0.23%

Federal funds purchased and securities sold
under agreements to repurchase	0.22%	0.19%	0.19%	0.19%	0.19%	0.20%	0.23%
FHLB advances	1.21%	1.03%	0.70%	0.59%	0.59%	0.99%	0.60%
Other borrowings	6.21%	6.14%	4.75%	4.44%	3.86%	5.84%	3.72%
Subordinated deferrable interest debentures	6.01%	5.99%	5.82%	5.76%	5.60%	5.94%	5.53%
Total Non-Deposit Funding	2.18%	2.20%	1.56%	2.04%	1.89%	1.99%	2.36%

Total funding (2)	0.57%	0.52%	0.42%	0.38%	0.36%	0.51%	0.35%

Net interest spread	3.93%	3.93%	3.96%	3.95%	3.99%	3.93%	4.00%

Net interest margin (3)	3.95%	3.95%	3.97%	3.95%	3.99%	3.96%	4.01%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on total average funding including non-interest bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Adjusted Operating Net Income Reconciliation	2017	2017	2017	2016	2016	2017	2016

Net income available to common shareholders	$ 20,158	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 64,398	$ 53,923

Merger and conversion charges	92	-	402	17	-	494	6,359
Certain compliance resolution expenses	4,729	-	-	5,750	-	4,729	-
Financial impact of Hurricane Irma	410	-	-	-	-	410	-
Losses (gains) on the sale of premises	91	570	295	430	238	956	562
Tax effect of management-adjusted charges	(1,863)	(200)	(244)	(2,169)	(83)	(2,306)	(2,422)
Plus: After tax management-adjusted charges	3,459	371	453	4,028	155	4,283	4,499

Adjusted Operating Net income	23,617	23,458	21,606	22,205	21,712	68,681	58,422

Adjusted operating net income per diluted share:	$ 0.63	$ 0.63	$ 0.60	$ 0.63	$ 0.62	$ 1.86	$ 1.69
Adjusted operating return on average assets	1.26%	1.32%	1.27%	1.34%	1.36%	1.28%	1.29%
Adjusted operating return on average common
tangible equity	14.28%	14.86%	15.84%	17.25%	17.31%	14.94%	16.70%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Net Interest Margin and Yields on Total Loans	2017	2017	2017	2016	2016	2017	2016
Excluding Accretion Reconciliation

Total Interest Income (TE)	$ 78,135	$ 73,027	$ 68,568	$ 64,575	$ 63,167	$ 219,730	$ 178,743
Accretion Income	2,725	2,896	2,810	3,370	3,604	8,431	10,742
Total Interest Income (TE) Excluding Accretion	$ 75,410	$ 70,131	$ 65,758	$ 61,205	$ 59,563	$ 211,299	$ 168,001

Total Interest Expense	$ 9,467	$ 8,254	$ 6,460	$ 5,677	$ 5,143	$ 24,181	$ 14,017
Net Interest Income (TE) Excluding Accretion	$ 65,943	$ 61,877	$ 59,298	$ 55,528	$ 54,420	$ 187,118	$ 153,984

Yield on Total Loans (TE) Excluding Accretion	4.65%	4.59%	4.56%	4.51%	4.49%	4.60%	4.50%

Net Interest Margin (TE) Excluding Accretion	3.80%	3.77%	3.79%	3.73%	3.75%	3.78%	3.75%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Management-Adjusted Operating Expenses	2017	2017	2017	2016	2016	2017	2016

Total operating expenses	63,767	55,739	53,093	54,677	53,199	172,599	161,158
Less: Management-adjusted charges
Merger and conversion expenses	(92)	-	(402)	(17)	-	(494)	(6,359)
Certain compliance resolution expenses	(4,729)	-	-	(5,750)	-	(4,729)	-
Financial impact of Hurricane Irma	(410)	-	-	-	-	(410)	-
Gains/(Losses) on the sale of premises	(91)	(570)	(295)	(430)	(238)	(956)	(562)

Management-adjusted operating expenses	$ 58,445	$ 55,169	$ 52,396	$ 48,480	$ 52,961	$ 166,010	$ 154,237

Management-adjusted operating efficiency ratio (TE)	61.09%	59.37%	59.67%	58.29%	60.95%	60.06%	62.66%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Tangible Book Value per Share Reconciliation	2017	2017	2017	2016	2016	2017	2016

Total shareholders' equity	$ 801,921	$ 782,682	$ 758,216	$ 646,437	$ 642,583	$ 801,921	$ 642,583
Less: Goodwill	125,532	125,532	125,532	125,532	122,545	$ 125,532	122,545
Less:Other intangibles, net	14,437	15,378	16,391	17,428	18,472	14,437	18,472
Total tangible shareholders' equity	$ 661,952	$ 641,772	$ 616,293	$ 503,477	$ 501,566	$ 661,952	$ 501,566

Period-end number of shares	37,231,049	37,222,904	37,128,714	34,921,474	34,891,304	37,231,049	34,891,304

Tangible book value per share (period end)	$ 17.78	$ 17.24	$ 16.60	$ 14.42	$ 14.38	$ 17.78	$ 14.38

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Segment Reporting	2017	2017	2017	2016	2016	2017	2016

Banking Division:
Net interest income	$ 53,600	$ 51,800	$ 50,126	$ 50,528	$ 51,653	$ 155,526	$ 147,956
Provision for loan losses	1,037	1,491	1,982	502	57	4,510	1,471
Noninterest income	13,007	12,954	13,013	13,466	13,949	38,974	39,702
Noninterest expense:
Salaries and employee benefits	20,554	19,359	18,844	17,084	18,323	58,757	55,740
Occupancy	5,384	5,427	5,257	5,668	5,490	16,068	16,541
Data Processing	6,357	6,378	6,043	5,841	5,794	18,778	17,299
Other expenses	14,905	10,209	9,241	15,398	11,533	34,355	39,040
Total noninterest expense	47,200	41,373	39,385	43,991	41,140	127,958	128,620
Income before income taxes	18,370	21,890	21,772	19,501	24,405	62,032	57,567
Income Tax	4,850	6,095	6,856	5,005	7,733	17,801	18,278
Net income	$ 13,520	$ 15,795	$ 14,916	$ 14,496	$ 16,672	$ 44,231	$ 39,289

Retail Mortgage Division:
Net interest income	$ 4,265	$ 3,470	$ 2,976	$ 3,032	$ 2,625	$ 10,711	$ 7,609
Provision for loan losses	262	347	8	33	447	617	540
Noninterest income	12,257	13,053	10,513	9,036	13,198	35,823	36,126
Noninterest expense:
Salaries and employee benefits	9,792	7,763	7,216	7,098	8,940	24,771	23,591
Occupancy	555	610	519	602	433	1,684	1,326
Data Processing	425	440	317	326	364	1,182	974
Other expenses	1,001	888	1,141	1,093	1,303	3,030	3,392
Total noninterest expense	11,773	9,701	9,193	9,119	11,040	30,667	29,283
Income before income taxes	4,487	6,475	4,288	2,916	4,336	15,250	13,912
Income Tax	1,475	2,361	1,501	1,021	1,518	5,337	4,870
Net income	$ 3,012	$ 4,114	$ 2,787	$ 1,895	$ 2,818	$ 9,913	$ 9,042

Warehouse Lending Division:
Net interest income	$ 1,535	$ 1,254	$ 1,105	$ 1,706	$ 1,848	$ 3,894	$ 4,256
Provision for loan losses	215	176	(232)	496	94	159	94
Noninterest income	583	438	319	462	555	1,340	1,328
Noninterest expense:
Salaries and employee benefits	129	127	147	220	103	403	399
Occupancy	1	1	1	1	1	3	3
Data Processing	28	25	27	32	26	80	71
Other expenses	51	54	32	29	26	137	77
Total noninterest expense	209	207	207	282	156	623	550
Income before income taxes	1,694	1,309	1,449	1,390	2,153	4,452	4,940
Income Tax	580	472	507	487	754	1,559	1,729
Net income	$ 1,114	$ 837	$ 942	$ 904	$ 1,399	$ 2,893	$ 3,211

SBA Division:
Net interest income	$ 981	$ 885	$ 907	$ 949	$ 941	$ 2,773	$ 2,271
Provision for loan losses	(1)	51	48	571	213	98	276
Noninterest income	1,130	1,718	1,815	1,308	1,162	4,663	4,373
Noninterest expense:
Salaries and employee benefits	858	890	591	735	616	2,339	1,970
Occupancy	54	54	51	64	65	159	190
Data Processing	9	2	1	1	1	12	3
Other expenses	63	259	211	170	181	533	542
Total noninterest expense	984	1,205	854	970	863	3,043	2,705
Income before income taxes	1,128	1,347	1,820	716	1,027	4,295	3,663
Income Tax	394	472	637	251	359	1,503	1,282
Net income	$ 734	$ 875	$ 1,183	$ 465	$ 668	$ 2,792	$ 2,381

Premium Finance Division:
Net interest income	$ 6,474	$ 5,748	$ 5,476	$ 1,064	$ -	$ 17,698	$ -
Provision for loan losses	274	140	30	108	-	444	-
Noninterest income	22	26	46	-	-	94	-
Noninterest expense:
Salaries and employee benefits	1,250	993	996	-	-	3,239	-
Occupancy	42	54	49	2	-	145	-
Data Processing	231	183	184	44	-	598	-
Other expenses	2,078	2,023	2,225	269	-	6,326	-
Total noninterest expense	3,601	3,253	3,454	315	-	10,308	-
Income before income taxes	2,621	2,381	2,038	641	-	7,040	-
Income Tax	843	915	713	224	-	2,471	-
Net income	$ 1,778	$ 1,466	$ 1,325	$ 417	$ -	$ 4,569	$ -

Total Consolidated:
Net interest income	$ 66,855	$ 63,157	$ 60,590	$ 57,279	$ 57,067	$ 190,602	$ 162,092
Provision for loan losses	1,787	2,205	1,836	1,710	811	5,828	2,381
Noninterest income	26,999	28,189	25,706	24,272	28,864	80,894	81,529
Noninterest expense:
Salaries and employee benefits	32,583	29,132	27,794	25,137	27,982	89,509	81,700
Occupancy	6,036	6,146	5,877	6,337	5,989	18,059	18,060
Data Processing	7,050	7,028	6,572	6,244	6,185	20,650	18,347
Other expenses	18,098	13,433	12,850	16,959	13,043	44,381	43,051
Total noninterest expense	63,767	55,739	53,093	54,677	53,199	172,599	161,158
Income before income taxes	28,300	33,402	31,367	25,164	31,921	93,069	80,082
Income Tax	8,142	10,315	10,214	6,987	10,364	28,671	26,159
Net income	$ 20,158	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 64,398	$ 53,923

CONTACT: For more information, contact: Dennis J. Zember Jr., Executive Vice President, CFO & COO, (229) 890-1111